Exhibit 10.2









                               FORT HOWARD CORPORATION

                              MANAGEMENT INCENTIVE PLAN
                      As Amended and Restated December  19, 1994
                      ------------------------------------------


          Section 1.  Purposes
                      --------

                    The purposes of the Fort Howard Corporation Management Incentive Plan (the "Plan") are (i) to provide greater motivation for executives to attain and maintain the highest standards of performance, (ii) to attract and retain executives of outstanding competence, and (iii) to direct the energies of executives toward the achievement of specific business goals established for Fort Howard Corporation (the "Company").

          Section 2.  Term of Plan
                      ------------

                    Awards under the Plan may be made in respect of years during the period beginning January 1, 1995, and ending December 31, 2004.

          Section 3.  Administration and Interpretation
                      ---------------------------------

                    (a) The Plan shall be administered by a committee (the "Committee") of at least two directors authorized by the Board of Directors of the Company (the "Board") to do so. The Committee shall have the power to interpret the Plan and, subject to its provisions, shall have the power to prescribe, amend and rescind rules and to make all other determinations necessary or desirable for the Plan's administration. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by all of the Committee members.

                    (b) All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding on all concerned.

          Section 4.  Participation
                      -------------

                    (a) Employees participating in the Plan during any year ("Participants") shall be selected by the Committee from among the full-time salaried employees of the Company or its Subsidiaries who in the judgment of the Chief Executive Officer of the Company serve in key executive, administrative, professional, or technical capacities; provided that
                                                 --------
          participation by an employee of a Subsidiary shall be subject to approval of the Plan by such


























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          Subsidiary's Board of Directors, which approval shall constitute the Subsidiary's agreement to pay, at the direction of the Committee, awards directly to its employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee.

                    (b) If a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the end of a year for any reason other than disability as determined by the Company, retirement at or after age 55, or death, his participation in the Plan for such year will terminate forthwith and he will not be entitled to any award for such year. If, prior to the end of a year, a Participant's employment ceases because of disability as determined by the Company, retirement at or after age 55, or death, or if the effective date of participation by a Participant for any year shall be after January 1 of the Plan year, the Participant will be entitled to receive only that proportion of the amount, if any, that he otherwise would have received under the Plan for the full calendar year which the number of calendar days of his participation in the Plan during said year bears to the total number of calendar days in each year. Notwithstanding the foregoing, if (i) a Participant's employment with the Company and/or its Subsidiaries is terminated without Cause (as defined below) within two years following a Change in Control (as defined below), the Company shall pay to the Participant as soon as possible following such termination the maximum award amount for which such Participant was eligible with respect to the fiscal year of termination, prorated to the date of termination. For purposes of the preceding sentence, the following definitions shall apply:

                    "Cause" shall have the meaning specified in the
               employment agreement between the Participant and the Company or, if no such employment agreement exists, shall mean termination of the Participant's employment upon (A) the willful and continued failure by the Participant to substantially perform his or her duties with the Company in his or her established position on a full-time basis (other than any such failure resulting from his or her disability (as determined by the Company) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties; (B) the willful engaging by the Participant in conduct which is significantly injurious to the Company, monetarily or otherwise, after written demand for cessation of such conduct is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has engaged in such conduct and the injury to the Company; (C) the Participant's conviction of a crime involving moral turpitude; or (D) the Participant's abuse of illegal drugs or other controlled substances or the Participant's habitual intoxication. For purposes of the preceding sentence, no act, or failure to act, on the Participant's part shall be deemed "willful" unless knowingly done, or omitted to be done, by the Participant not



















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                                          3

               in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

                    "A Change in Control" of the Company shall be deemed to
               have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plans, (y) Morgan Stanley Group Inc., a Delaware corporation, The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership ("MSLEF II"), Fort Howard Equity Investors, L.P., a Delaware limited partnership ("FH I"), Fort Howard Equity Investors II, L.P., a Delaware limited partnership ("FH II"), or any of their respective Affiliates or (z) any general or limited partner of MSLEF II, FH I or FH II), alone or together with its Affiliates and Associates (collectively, an "Acquiring Person"), shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of the Company's common stock or the Combined Voting Power of the Company's then outstanding voting securities (except pursuant to an offer for all outstanding shares of the Company's common stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Continuing Directors"), cease for any reason to constitute a majority of the Board. For purposes of the definition of "Change in Control", (i) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act; (iii) "Combined Voting Power" means the combined voting power of the Company's then outstanding voting securities; and (iv) "Person" means any person, entity or "group" within the meaning of Section 13(d)(3) or
               Section 14(d)(2) of the Exchange Act.

                    (c) The term "Subsidiary" shall mean any corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly by the Company.























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          Section 5.  Incentive Compensation Measures
                      -------------------------------

                    The Committee may authorize awards to eligible executives pursuant to either of the following methods:

                    (a) For each Plan year the Committee may establish one or more specified percentages of base salary ("Target Percentages"), to be used to calculate awards under the Plan if the Company's actual financial performance (in terms of net earnings, operating earnings or income, earnings per share, cash flow, absolute and/or relative return on equity or assets, pre-tax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing and/or such other appropriate measures of performance, including individual measures of performance, in such manner as the Committee deems appropriate) for the year equals one or more performance goals specified by the Committee. The Committee also may establish a range of adjustments to the Target Percentages, to be used if the Company's actual financial performance differs from the performance goals in specified amounts. Actual financial performance shall be measured by reference to the Company's financial records and the consolidated financial statements of the Company. In determining performance, the Committee in its discretion may direct the adjustments to the performance goals or actual financial performance as reported be made to reflect extraordinary organizational, operational or other changes that have occurred during such year, such as (without limitation) acquisitions, dispositions, expansions, contractions, material non-recurring items of income or loss or events that might create unwarranted hardships or windfalls to Participants. The Committee may also provide that the Chief Executive Officer shall have discretion to increase or decrease the award otherwise payable to a Participant (other than the Chief Executive Officer), based upon their individual performance during the year.

                    (b) A discretionary bonus in an amount as the Committee in its discretion may determine.

          Section 6.  Awards
                      ------

                    (a) On or before March 10 of the year subsequent to any Plan year, the Committee shall determine awards to Participants for such Plan year by comparing actual financial performance to the performance goals and the range of percentages adopted by the Committee for such year. If the Committee has not adopted specified goals for the Plan year, the Committee shall meet by March 10 of the year subsequent to the Plan year to determine if discretionary bonuses shall be awarded to Participants. Each award under the Plan shall be paid in cash promptly after the amount of the award has been determined.
























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                    (b)  No award under this Plan shall be considered as
          compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that incentive compensation shall be considered as compensation under such plan.

                    (c) There is no requirement that the maximum amount available for awards in any year be awarded, nor that an award will be granted to any particular Participant for any year. Any portion of any amount available for making awards for any year which shall not have been awarded, shall not carry over or increase the maximum amount of awards payable in any subsequent year.

          Section 7.  Death of Participant
                      --------------------

                    If a Participant dies before or after termination of employment, any unpaid installments of an award shall be paid to his legal representatives, either in the installments as originally provided or otherwise as the Committee may determine in each individual case, or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant.

          Section 8.  Non-Assignability and Contingent Nature of Rights
                      -------------------------------------------------

                    No Participant, no person claiming through him, nor any other person shall have any right or interest in the Plan or its continuance, or in the payment of any award under the Plan, unless and until all the provisions of the Plan, the rules adopted thereunder, and restrictions and limitations on the award itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

          Section 9.  Termination and Amendment
                      -------------------------

                    The Board may terminate the Plan, in whole or in part, at any time, or may, from time to time, amend the Plan in such respects as the Board may deem advisable, provided that no such
                                                    --------
          termination or amendment shall impair any rights which have accrued under the Plan.

          Section 10.  Governing Law
                       -------------

                    This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin.


























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          Section 11.  No Contract of Employment
                       -------------------------

                    Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to continue in the employment of the Company or as limiting the right of the Company to discharge any Participant at any time, with or without Cause.